UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 14, 2010

LaserCard Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 North Shoreline Boulevard Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 969-4428

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

LaserCard Corporation (the “Company”) held its Annual Meeting of Stockholders on September 14, 2010 (“Annual Meeting”).  Proxies were solicited pursuant to the Company’s proxy statement filed on July 30, 2010.

Of the 12,260,312 shares of common stock outstanding as of the record date for the Annual Meeting of July 16, 2010, a total of 9,897,484 shares were present in person or by proxy, representing 80.73% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

At the Annual Meeting, the Company’s stockholders were asked (i) to elect the Board of Directors and (ii) to ratify the selection of SingerLewak LLP as independent registered public accounting firm for the fiscal year ending April 1, 2011.

The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

Proposal 1 - Election of the Board of Directors:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Bernard C. Bailey	3,290,495	593,202	6,013,787

Robert T. DeVincenzi	3,632,638	251,059	6,013,787

Donald E. Mattson	3,289,595	594,102	6,013,787

Albert J. Moyer	3,182,341	701,356	6,013,787

Walter F. Walker	3,214,995	668,702	6,013,787

Proposal 2 - Ratification of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2011:

Votes in favor	9,703,600
Votes against	181,683
Abstentions	12,201
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaserCard Corporation
(Registrant)

Date: September 20, 2010	By: /s/ Steven G. Larson
Steven G. Larson
Vice President, Finance and Chief Financial Officer